As filed with the Securities & Exchange Commission on April 9, 1999

                                           Registration No. 33-________________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ---------------------

                           THE ROTTLUND COMPANY, INC.
               (Exact name of issuer as specified in its charter)

                      Minnesota                      41-1228259
            (State or other jurisdiction   (I.R.S. Employer Identification No.)
         of incorporation or organization)

                             ---------------------

                         3065 CENTRE POINTE DRIVE NORTH
                           ROSEVILLE, MINNESOTA 55113
                                 (651) 638-0500
          (Address and telephone number of principal executive offices)

                            -------------------------

                             1992 STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                 David H. Rotter
                             Chief Executive Officer
                         3065 Centre Pointe Drive North
                           Roseville, Minnesota 55113
                     (Name and address of agent for service)

                                 (651) 638-0500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Title of              Amount            Proposed maximum             Proposed maximum            Amount of
securities to         to be             offering price               aggregate offering          registration
be registered         registered (1)    per share (2)                price (2)                   fee (2)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Common Stock,         425,000               $4.00                        $1,700,000              $473.00
$.10 par value

----------
(1) Amount includes 300,000 shares of Common Stock under the 1992 Stock Option Plan and 125,000 shares of Common Stock under the Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C as of the close of the market on April 6, 1999.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         A Registration Statement on Form S-8 (File No. 33-54862) was filed with the Securities and Exchange Commission on November 23, 1992 covering the Registration of 600,000 shares initially authorized for issuance under the 1992 Stock Option Plan (the "Option Plan") and 125,000 shares under the Employee Stock Purchase Plan (the "Purchase Plan"). A Registration Statement on Form S-8 (File No. 333-31589) was filed with the Securities and Exchange Commission on July 18, 1997 covering the registration of an additional 400,000 shares authorized under the Option Plan. The content of these prior registration statements are incorporated herein by reference.

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). As this Registration Statement relates to the registration of additional securities under a previously filed registration statement on Form S-8, the following documents, which have been filed by the Company with the Commission pursuant to the 1934 Act (File No. 0-20614), are incorporated by reference in this registration statement:

         (i) The Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 1998:

         (ii) The definitive Proxy Statement of the Company, dated August 1, 1998, for the Annual Meeting of Shareholders to be held on September 10, 1998; and

         (iii) The Quarterly Reports of the Company on Form 10-Q for the quarters ending June 30, 1998, September 30, 1998 and December 31, 1998.



         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

                                    EXHIBITS


        5.1       Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

       23.1       Consent of Arthur Andersen LLP

       23.2       Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
                  (Exhibit 5.1 to this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on this 8th day of April, 1999.

                                      THE ROTTLUND COMPANY, INC.

                                      By  /s/ David H. Rotter
                                          -------------------------------------
                                          David H. Rotter
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                      Capacity                                 Date
               ---------                                      --------                                 ----
  /s/ David H. Rotter                    President, Chief Executive Officer and Director          April 8, 1999
------------------------------------     (Principal Executive Officer)
David H. Rotter

  /s/ Bernard J. Rotter                  Chairman of the Board, Vice President and Director       April 8, 1999
------------------------------------
Bernard J. Rotter

  /s/ Lawrence B. Shapiro                Chief Financial Officer (Principal Financial and         April 8, 1999
------------------------------------     Accounting Officer) and Director
Lawrence B. Shapiro

  /s/ Todd M. Stutz                      Executive Vice President and Director                    April 8, 1999
------------------------------------
Todd M. Stutz

  /s/ John J. Dierbeck, III              Executive Vice President and Director                    April 8, 1999
------------------------------------
John J. Dierbeck, III

                                         Director                                                April ___, 1999
------------------------------------
Dennis J. Doyle

                                         Director                                                April ___, 1999
------------------------------------
Scott R. Rued

                                INDEX TO EXHIBITS


EXHIBIT                                                                    PAGE

    5.1         Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.        5

   23.1         Consent of Arthur Andersen LLP                              6

   23.2         Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.        --
                (contained in Exhibit 5.1 to this
                Registration Statement)

-----------------